UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

MoneyLion Inc.
(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

          , 2023

Dear MoneyLion Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of MoneyLion Inc., which will be held virtually via live webcast at www.virtualshareholdermeeting.com/ML2023SM on           , 2023 at            a.m. Eastern Time. You will be able to attend and participate in the Special Meeting online, submit questions during the Special Meeting and vote your shares electronically. Following completion of the Special Meeting, a webcast replay will be posted to the Investor Relations section of our website at investors.moneylion.com.

The matters expected to be acted upon at the Special Meeting are:

1.	To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, in the form attached to the Proxy Statement as Annex A, to, at the discretion of the Board of Directors at any time on or prior to the twelve-month anniversary of the Special Meeting, effect (a) a reverse stock split with respect to our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), either issued and outstanding or held by us as treasury stock, at a ratio of not less than 1-for-2 and not greater than 1-for-30, with the final ratio within such ratio range to be determined at the discretion of the Board of Directors, and (b) a reduction in the number of authorized shares of Class A Common Stock by a corresponding proportion, in each case without further approval or authorization of our stockholders.

2.	To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

The Special Meeting materials include the accompanying Notice of Special Meeting of Stockholders, the Proxy Statement and the Proxy Card, each of which are available as described below.

The proxy materials, including the accompanying Notice of Special Meeting of Stockholders, the Proxy Statement and the form of Proxy Card, are first being mailed to our stockholders on or about          , 2023. Only stockholders of record holding shares of our Class A Common Stock or shares of our Series A Convertible Preferred Stock, par value $0.0001 per share, at the close of business on March 16, 2023 may vote at the Special Meeting and any adjournments or postponements of the meeting.

Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, please vote via the internet or by telephone or complete, sign and date the Proxy Card and return it in the postage-paid envelope provided. Your vote will mean that you are represented at the Special Meeting regardless of whether or not you attend. Returning the Proxy Card or voting electronically does not deprive you of your right to participate in the virtual Special Meeting and to vote your shares for the matters acted upon at the Special Meeting.

We thank you for your continuing support of MoneyLion.

Sincerely,

Diwakar (Dee) Choubey	John Chrystal

Chief Executive Officer	Chair of the Board of Directors

MONEYLION INC.

30 West 21st Street, 9th Floor

NEW YORK, NEW YORK 10010

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of MoneyLion Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of MoneyLion Inc., a Delaware corporation (referred to herein as the “Company,” “MoneyLion,” “we,” “us” or “our”), will be held virtually on           , 2023 at            a.m. Eastern Time, conducted only via live webcast on the internet at www.virtualshareholdermeeting.com/ML2023SM, for the following purposes:

1.	To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, in the form attached to the Proxy Statement as Annex A, to, at the discretion of the Board of Directors at any time on or prior to the twelve-month anniversary of the Special Meeting, effect (a) a reverse stock split with respect to our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), either issued and outstanding or held by us as treasury stock, at a ratio of not less than 1-for-2 and not greater than 1-for-30, with the final ratio within such ratio range to be determined at the discretion of the Board of Directors, and (b) a reduction in the number of authorized shares of Class A Common Stock by a corresponding proportion, in each case without further approval or authorization of our stockholders (such proposal, the “Reverse Stock Split Proposal”).

2.	To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

The Reverse Stock Split Proposal is more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders.

Only stockholders of record holding shares of Class A Common Stock or shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, as of the close of business on March 16, 2023 are entitled to vote at the Special Meeting or any adjournments or postponements that take place.

The Board of Directors recommends that you vote FOR the Reverse Stock Split Proposal.

Virtual Special Meeting

After careful consideration, the Board of Directors has determined to hold the Special Meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for MoneyLion at this time, as it enables engagement with our stockholders, regardless of size, resources or physical location while safeguarding the health of our stockholders, Board of Directors and management. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Special Meeting online, vote your shares electronically and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/ML2023SM at the meeting date and time. The Special Meeting webcast will begin promptly at            a.m. Eastern Time. We encourage you to access the Special Meeting prior to the start time. Online check-in will begin at            a.m., Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the Special Meeting, please consult the information regarding technical assistance available at www.virtualshareholdermeeting.com/ML2023SM for assistance.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO PARTICIPATE IN THE VIRTUAL SPECIAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Adam VanWagner
Chief Legal Officer & Secretary

, 2023

i

MONEYLION INC.

30 West 21st Street, 9th Floor

NEW YORK, NEW YORK 10010

PROXY STATEMENT

FOR THE 2023 SPECIAL Meeting OF STOCKHOLDERS
TO BE HELD ON          , 2023

We are furnishing this Proxy Statement on behalf of the Board of Directors of MoneyLion Inc. (the “Board of Directors”) in connection with the Special Meeting of Stockholders of MoneyLion Inc. (the “Special Meeting”). The Special Meeting will be held virtually on           , 2023, at            a.m. Eastern time, and can be accessed by visiting www.virtualshareholdermeeting.com/ML2023SM, where you will be able to listen to the Special Meeting live, submit questions and vote online. References in this Proxy Statement to “Company,” “MoneyLion,” “we,” “us” or “our” refer to MoneyLion Inc.

This Proxy Statement summarizes information about the proposal to be considered at the Special Meeting and other information you may find useful in determining how to vote.

The Proxy Card is the means by which you actually authorize another person to vote your shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), or shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), as applicable, in accordance with your instructions. Unless context requires otherwise, references to “stockholders” in this Proxy Statement are to the holders of the Class A Common Stock and the holders of the Series A Preferred Stock.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Class A Common Stock or Series A Preferred Stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Questions and Answers About The Special Meeting

The information provided in the “Question and Answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, websites referenced in this Proxy Statement is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

Q:	Why am I receiving these materials?

A:	We have delivered these proxy materials to you because the Board of Directors is soliciting your proxy to vote at the Special Meeting, including at any adjournments or postponements of the Special Meeting. You are invited to attend the virtual Special Meeting to vote on the proposal described in this Proxy Statement. However, you do not need to attend the virtual Special Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy online or by telephone.

This Proxy Statement, the Notice of Special Meeting and the accompanying Proxy Card were first made available to our stockholders on or about           , 2023 to all stockholders of record entitled to vote at the Special Meeting.

Q:	What is the purpose of the Special Meeting?

A:	At the Special Meeting, stockholders will be asked to vote to approve an amendment to our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in the form attached hereto as Annex A, to, at the discretion of the Board of Directors at any time on or prior to the twelve-month anniversary of the Special Meeting, effect (a) a reverse stock split with respect to our Class A Common Stock either issued and outstanding or held by us as treasury stock, at a ratio of not less than 1-for-2 and not greater than 1-for-30 (the “Ratio Range”), with the final ratio within such Ratio Range (the “Final Ratio”) to be determined at the discretion of the Board of Directors (the “Reverse Stock Split”), and (b) a reduction in the number of authorized shares of Class A Common Stock by a corresponding proportion (the “Authorized Share Reduction”), in each case without further approval or authorization of our stockholders (such proposal, the “Reverse Stock Split Proposal”).

Q:	How does the Board of Directors recommend I vote on the Reverse Stock Split Proposal?

A:	The Board of Directors recommends that you vote your shares “FOR” the Reverse Stock Split Proposal.

Q:	Who may vote at the Special Meeting?

A:	Stockholders of record holding shares of Class A Common Stock or Series A Preferred Stock as of the close of business on March 16, 2023 (the “Record Date”) are entitled to receive notice of, to attend and participate and to vote at the Special Meeting. At the close of business on the Record Date, there were 263,323,074 shares of Class A Common Stock and 25,701,595 shares of Series A Preferred Stock outstanding and entitled to vote. The holders of Class A Common Stock and the Series A Preferred Stock will vote together as a single class on the Reverse Stock Split Proposal described in this Proxy Statement.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and proxy materials were sent directly to you by us. As the stockholder of record, you may vote online at the Special Meeting or vote by proxy.

Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee

If your shares are not registered directly in your name but are rather held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You should contact your broker, bank or similar institution in advance of the Special Meeting to determine how to direct them to vote the shares in your account.

Q:	How do I vote?

A:	You may vote using any of the following methods:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may:

●	vote by telephone or through the internet — in order to do so, please follow the instructions shown on your Proxy Card;

●	vote by mail — simply complete, sign and date the enclosed Proxy Card and return it before the Special Meeting in the pre-paid envelope provided; or

●	vote online during the virtual Special Meeting — you may virtually attend and participate in the Special Meeting online at www.virtualshareholdermeeting.com/ML2023SM and vote your shares electronically before the polls close during the Special Meeting. To participate and vote in the Special Meeting, you will need the 16-digit control number included on your Proxy Card.

Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on           , 2023. Submitting your proxy, whether by telephone, through the internet or by mail, will not affect your right to vote during the Special Meeting should you decide to attend and participate in the Special Meeting virtually.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account.

If you are a beneficial owner as described above, you should have received a voting instruction form from the brokerage firm, bank, dealer or other similar organization that holds your shares. Follow the instructions they provide to ensure that your vote is counted.

Your vote is important. Whether or not you plan to participate in the Special Meeting, we urge you to vote by proxy to ensure that your vote is counted.

Q:	What shares can I vote?

A:	Each share of Class A Common Stock and Series A Preferred Stock outstanding as of the close of business on March 16, 2023 is entitled to vote on all items being voted on at the Special Meeting. You may vote all shares owned by you as of March 16, 2023, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

Q:	How many votes am I entitled to per share?

A:	On each matter to be voted upon, you have one vote for each share of Class A Common Stock and one vote for each share of Series A Preferred Stock you own as of the Record Date.

Q:	What is the quorum requirement for the Special Meeting?

A:	A quorum of stockholders necessary to hold a valid meeting. The holders of a majority of the total voting power of the shares of our Class A Common Stock and Series A Preferred Stock outstanding and entitled to vote at the Special Meeting as of the Record Date must be present in person or represented by proxy at the Special Meeting in order to hold the Special Meeting and conduct business. Your shares are counted as present at the Special Meeting only if you are virtually present and vote during the Special Meeting or if you have properly submitted a proxy. Abstentions and broker non-votes (as described further below) will be counted towards the quorum requirement. If there is no quorum, either the Chair of the Special Meeting or a majority in voting power of the stockholders entitled to vote at the Special Meeting, present online or represented by proxy, may adjourn or postpone the Special Meeting to another time or place.

Q:	What is the vote required for the Reverse Stock Split Proposal?

A:	The following table summarizes the minimum vote needed to approve the Reverse Stock Split Proposal and the effect of abstentions and broker non-votes:

Proposal	Voting Options	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Reverse Stock Split Proposal	“For”, “Against” or “Abstain”	Affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Series A Preferred Stock entitled to vote, voting together as a single class	Against	Against

Abstentions (i.e., shares present at the Special Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote and are counted for purposes of determining whether a quorum is present.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present.

Because the voting standard for the Reverse Stock Split Proposal is a majority of the voting power of the outstanding shares of Class A Common Stock and Series A Preferred Stock entitled to vote on the proposal, counted as a single class, abstentions and broker non-votes will have the effect of a vote “AGAINST” the Reverse Stock Split Proposal.

Q:	If I submit a proxy, how will it be voted?

A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of the Board of Directors as described above under “How does the Board of Directors recommend I vote on the Reverse Stock Split Proposal?” If the Special Meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?” If any other matter is properly presented at the Special Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Q:	What should I do if I get more than one Proxy Card or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, Proxy Cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the Proxy Cards and voting instruction cards you receive relating to our Special Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Special Meeting.

If you are the stockholder of record, you may change your vote by:

●	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

●	providing a written notice of revocation to our Investor Relations Department at ir@moneylion.com prior to your shares being voted; or

●	participating in the Special Meeting and voting electronically online at www.virtualshareholdermeeting.com/ML2023SM. Participation alone at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/ML2023SM.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Q:	How can I attend and participate in the Special Meeting?

A:	There is no physical location for the Special Meeting. The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. We believe holding the Special Meeting virtually will increase our ability to engage and communicate effectively with all stockholders, regardless of size, resources or physical location, and lower the cost to us, our stockholders and the environment.

You are invited to attend the Special Meeting by participating online at www.virtualshareholdermeeting.com/ML2023SM if you are a stockholder of record or a street name stockholder as of March 16, 2023, the Record Date. You will also be able to vote your shares electronically at the Special Meeting. To participate and vote in the Special Meeting, you will need the 16-digit control number included on your Proxy Card.

The Special Meeting webcast will begin promptly at            a.m., Eastern Time. We encourage you to access the Special Meeting prior to the start time. Online check-in will begin at            a.m., Eastern Time, and you should allow ample time for the check-in procedures. We plan to have a webcast replay which will be posted to the Investor Relations section of our website, which is located at investors.moneylion.com.

Please be aware that participating in the Special Meeting will not, by itself, revoke a proxy. See “Can I change my vote or revoke my proxy?” above for more details.

Q:	What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:	If you encounter any technical difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/ML2023SM. Technical support will be available starting at a.m., Eastern Time on , 2023.

Q:	How do we ask questions of management and the Board of Directors?

A:	We plan to have a question and answer session at the Special Meeting to answer any stockholder questions that are relevant to the business of the Special Meeting and in compliance with our Rules of Conduct. Questions may be submitted during the Special Meeting through www.virtualshareholdermeeting.com/ML2023SM.

Q:	How can I get electronic access to the proxy materials?

A:	If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	Is there a list of stockholders entitled to vote at the Special Meeting?

A:	The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the Special Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary through our website at investors.moneylion.com to arrange for electronic access to the stockholder list.

Q:	Who will tabulate and inspect the votes?

A:	Votes will be tabulated by Broadridge Financial Solutions, Inc. The Board of Directors has appointed a representative of Broadridge Financial Solutions, Inc. as Inspector of Election for the Special Meeting.

Q:	Where can I find the voting results of the Special Meeting?

A:	If possible, we will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting.

Q:	What if I have questions about my MoneyLion shares or need to change my mailing address?

A:	You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000, through its website at www.continentalstock.com or by U.S. mail at 1 State Street, 30th Floor, New York, NY 10004, if you have questions about your MoneyLion shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?

A:	The proxies for the Special Meeting are being solicited on behalf of the Board of Directors. MoneyLion will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse banks, brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of Class A Common Stock and Series A Preferred Stock for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.

Proposal No. 1 – The Reverse Stock Split Proposal

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO EFFECT
THE REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

We are seeking shareholder approval to grant the Board of Directors discretionary authority, at any time on or prior to the twelve-month anniversary of the Special Meeting, to amend the Certificate of Incorporation to effect (a) a reverse stock split with respect to our Class A Common Stock either issued and outstanding or held by us as treasury stock, at a ratio of not less than 1-for-2 and not greater than 1-for-30, with the Final Ratio within such Ratio Range to be determined at the discretion of the Board of Directors, and (b) a reduction in the number of authorized shares of Class A Common Stock by a corresponding proportion, in each case without further approval or authorization of our stockholders. The form of amendment to our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction is included as Annex A to this Proxy Statement (the “Certificate of Amendment”).

If the Reverse Stock Split Proposal is approved by our stockholders, the Board of Directors will have the authority to decide, in its sole discretion, without further action by the stockholders, (i) whether to effect the Reverse Stock Split and the corresponding Authorized Share Reduction by no later than the twelve-month anniversary of the Special Meeting, (ii) the specific timing of effectiveness of the Reverse Stock Split and the Authorized Share Reduction and (iii) the Final Ratio of the Reverse Stock Split and Authorized Share Reduction within the Ratio Range. We would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split and the Authorized Share Reduction, including the Final Ratio selected.

If the Reverse Stock Split is effected, up to every 30 shares of Class A Common Stock would be combined and reclassified into one share of Class A Common Stock. In addition, the number of authorized shares of Class A Common Stock would be proportionally reduced by the Final Ratio, resulting in a decrease from 2,000,000,000 authorized shares of Class A Common Stock to between 66,666,666 and 1,000,000,000 authorized shares of Class A Common Stock. Neither the Reverse Stock Split nor the Authorized Share Reduction will change the par value of the Class A Common Stock.  The authorized shares of Series A Preferred Stock would remain at 200,000,000 authorized shares because we do not believe the benefits to the Company and its stockholders of a reduction in the authorized shares of Series A Preferred Stock are sufficient to merit the time and expense of seeking a separate vote of the holders of Series A Preferred Stock as would be required under Delaware law.

The primary goal of the Reverse Stock Split is to increase the per share market price of the Class A Common Stock to meet the minimum per share price requirement for continued listing on the New York Stock Exchange (the “NYSE”). We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and is not being proposed in response to any effect of which we are aware to accumulate shares of our Class A Common Stock or obtain control of the Company. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

Even if our stockholders approve the Reverse Stock Split Proposal, we reserve the right not to effect the Reverse Stock Split and Authorized Share Reduction if the Board of Directors does not deem it to be in the best interests of the Company and our stockholders. The Board of Directors believes that granting this discretion provides it with maximum flexibility to act in the best interests of our stockholders. The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split and Authorized Share Reduction will be based on a number of factors, including, among other things, our ability to increase the trading price of our Class A Common Stock to meet the minimum per share price requirement of the NYSE without effecting the Reverse Stock Split, the per share price of the Class A Common Stock immediately prior to the Reverse Stock Split, the expected stability of the per share price of the Class A Common Stock following the Reverse Stock Split, prevailing market conditions and our actual or forecasted results of operations. For additional information concerning the factors the Board of Directors will consider in deciding whether to effect the Reverse Stock Split, see “—Determination of the Final Ratio” and “—Board of Directors Discretion to Effect the Reverse Stock Split and Authorized Share Reduction.”

If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Certificate of Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing or the effective time set forth in the Certificate of Amendment. There are certain risks associated with a reverse stock split, and we cannot accurately predict or ensure that the Reverse Stock Split will produce or maintain the desired results, which are described in more detail below. However, the Board of Directors believes that the Reverse Stock Split Proposal is advisable and in the best interests of the Company and its stockholders and recommends that you vote “FOR” the Reverse Stock Split Proposal.

Reasons for the Reverse Stock Split

The primary objective for effecting the Reverse Stock Split, should the Board of Directors choose to effect one, is to increase the per share price of our Class A Common Stock in order to meet the minimum per share price requirement for continued listing on the NYSE. We believe increasing the trading price of our Class A Common Stock may also assist in our capital raising efforts by making our Class A Common Stock more attractive to a broader range of investors and improve the perception of our Class A Common Stock as an investment security. Accordingly, the Board of Directors believes that the Reverse Stock Split is in our stockholders’ best interests. In connection with the Reverse Stock Split, the Board of Directors also believes it is in the best interests of our stockholders to decrease the authorized number of shares of Class A Common Stock in proportion to the Final Ratio in order to maintain the proportion of shares of Class A Common Stock outstanding relative to the shares of Class A Common Stock available for future issuance.

Regain Compliance with the NYSE Minimum Per Share Price Requirement

We believe that the Reverse Stock Split, if necessary, is our best option to satisfy the minimum per share price requirement for continued listing on the NYSE. On November 23, 2022, we received a notice from the NYSE that we were not in compliance with the NYSE continued listing standard as set forth in Section 802.01C of the NYSE Listed Company Manual, as the average closing price of the Class A Common Stock was less than $1.00 per share over a consecutive 30-trading day period. Pursuant to Section 801.01C, we have six months following the receipt of the notification to regain compliance with the minimum per share price requirement with the possibility of extension at the discretion of the NYSE. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Class A Common Stock must have: (a) a closing price of at least $1.00 per share; and (b) an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of such month. Our failure to regain compliance during this period could result in delisting of the Class A Common Stock. On the Record Date, the last reported sale price of our Class A Common Stock on the NYSE was $0.58 per share. A decrease in the number of outstanding shares of our Class A Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Class A Common Stock remains above the requisite price for continued listing on the NYSE. However, we cannot provide any assurance that the stock price of the Class A Common Stock would remain over the minimum per share price requirement of the NYSE following the Reverse Stock Split.

Appeal to a Broader Range of Investors and Improve Perception of Our Class A Common Stock as an Investment Security

In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Class A Common Stock could encourage increased investor interest in our Class A Common Stock and promote greater liquidity for our stockholders. A higher price per share of our Class A Common Stock could allow a broader range of institutions to invest in our Class A Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Class A Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our Class A Common Stock a more attractive investment for these investors, which we believe will enhance the liquidity for the holders of our Class A Common Stock and may facilitate future sales of our Class A Common Stock. The Reverse Stock Split could also increase interest in our Class A Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices, particularly lower-priced securities of financial services companies. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Class A Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Class A Common Stock over the Long-Term.

The effect of the Reverse Stock Split on the market price of our Class A Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will result in any or all of the expected benefits discussed above for any meaningful period of time, or at all.  While we expect that the reduction in the number of outstanding shares of Class A Common Stock will proportionally increase the market price of our Class A Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Class A Common Stock by a multiple of the Final Ratio or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Class A Common Stock depends on multiple factors, many of which are unrelated to the number of shares outstanding, including our business and financial performance, general market conditions and prospects for future success, any of which could have a counteracting effect to the Reverse Stock Split on the per share price.

The Reverse Stock Split May Decrease the Liquidity of our Class A Common Stock.

The Board of Directors believes that the Reverse Stock Split may result in an increase in the market price of our Class A Common Stock, which could lead to increased interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders.  However, the Reverse Stock Split will also reduce the total number of outstanding shares of Class A Common Stock, which may lead to reduced trading and a smaller number of market makers for our Class A Common Stock, particularly if the price per share of our Class A Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A Common Stock. A purchase or sale of less than 100 shares of Class A Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Class A Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

If the per share price of our Class A Common Stock declines after the Reverse Stock Split is effected, the decline in the price and the decline in our overall market capitalization may be greater than would have occurred in the absence of a Reverse Stock Split. Any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Class A Common Stock outstanding following the Reverse Stock Split. As a result of a lower number of shares outstanding, the market for our Class A Common Stock may also become more volatile.

Effects of the Reverse Stock Split and the Authorized Share Reduction

Effects of the Reverse Stock Split on Outstanding Shares.

If the Reverse Stock Split Proposal is approved, there will be no immediate impact on our stockholders until the Board of Directors determines to implement the Reverse Stock Split.  If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Class A Common Stock, including any shares held by us as treasury stock, at a ratio of 1-for-2 to 1-for-30. Accordingly, each of our stockholders will own fewer shares of Class A Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in fractional shares in the Reverse Stock Split, which will be treated as described below under “—Treatment of Fractional Shares in the Reverse Stock Split.” Therefore, voting rights and other rights and preferences of the holders of Class A Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Class A Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.0001.

As of the Record Date, approximately 263,323,074 shares of our Class A Common Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-10, the number of outstanding shares of Class A Common Stock after the Reverse Stock Split would be approximately 26,332,307 shares of Class A Common Stock.

Effects of the Authorized Share Reduction on Authorized Share Capital.

If the Reverse Stock Split Proposal is approved by our stockholders and the Authorized Share Reduction is effected, the number of shares of Class A Common Stock authorized for issuance would be proportionally reduced by the Final Ratio, resulting in a decrease from 2,000,000,000 authorized shares of Class A Common Stock to between 66,666,666 and 1,000,000,000 shares of Class A Common Stock. The Board of Directors believes that effecting the Authorized Share Reduction in the event that it chooses to effect the Reverse Stock Split is in the best interests of our stockholders as it maintains the proportion of number of shares of Class A Common Stock available for future issuance before and after the Reverse Stock Split.

The authorized shares of Series A Preferred Stock would remain at 200,000,000 authorized shares because we do not believe the benefits to the Company and its stockholders of a reduction in the authorized shares of Series A Preferred Stock are sufficient to merit the time and expense of seeking a separate vote of the holders of Series A Preferred Stock as would be required under Delaware law.

Effects on Currently Outstanding Warrants.

The Reverse Stock Split would effect a reduction in the number of shares of Class A Common Stock issuable upon the exercise of our outstanding warrants exercisable for shares of Class A Common Stock in proportion to the Final Ratio. The exercise price of outstanding warrants would increase in proportion to the Final Ratio.

Effects on Outstanding Equity Awards and Plans.

If the Reverse Stock Split is effected, the terms of equity awards granted under our Amended and Restated Omnibus Incentive Plan (“Omnibus Incentive Plan”) and 2021 Employee Stock Purchase Plan (“ESPP”, and together with the Omnibus Incentive Plan, the “Equity Plans”), including the per share exercise price of options, the number of shares issuable under such options and the number of shares delivered upon the vesting and settlement of a restricted stock unit or a performance share unit, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Class A Common Stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants, will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects on Voting Rights.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than minor adjustments as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Class A Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Class A Common Stock after the Reverse Stock Split (other than minor adjustments as a result of the treatment of fractional shares).

Effects on Regulatory Matters.

We are subject to the periodic reporting and other requirements of the Exchange Act. After the effective time of the Certificate of Amendment, we would continue to be subject to the periodic reporting and other requirements of the Exchange Act, and the Class A Common Stock would continue to be listed on the NYSE under a new CUSIP number.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

If the Reverse Stock Split is effected, we intend to treat outstanding Class A Common Stock held by stockholders in “street name,” through a bank, broker or other nominee in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding shares of our Class A Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. If you hold shares of Class A Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent's Books and Records but do not Hold Certificates)

Stockholders that hold their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer & Trust Company, do not have stock certificates evidencing their ownership of Class A Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action is needed to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder's address of record indicating the number of whole shares of Class A Common Stock held following the Reverse Stock Split.

Treatment of Fractional Shares in the Reverse Stock Split

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of our Class A Common Stock on the NYSE on the date on which the effective time of the Reverse Stock Split occurs. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted under the Equity Plans, the number of shares of Class A Common Stock issuable thereunder will be rounded down to the nearest whole share of Class A Common Stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Board of Directors Discretion to Effect the Reverse Stock Split and Authorized Share Reduction

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split and corresponding Authorized Share Reduction will only be effected upon a determination by the Board of Directors, in its sole discretion, that filing the Certificate of Amendment to effect the Reverse Stock Split and the Authorized Share Reduction is in the best interests of our Company and stockholders. This determination by the Board of Directors will be based upon a variety of factors, including those discussed under “—Determination of the Final Ratio” below. We expect that the primary focus of the Board of Directors in determining whether or not to file the Certificate of Amendment will be whether we will be able to obtain and maintain of a continued price of at least $1.00 per share of our Class A Common Stock on the NYSE without effecting the Reverse Stock Split. If the Certificate of Amendment is not filed with the Secretary of State of the State of Delaware on or prior to the twelve-month anniversary of the Special Meeting, then the Certificate of Amendment will be abandoned. By voting in favor of the Reverse Stock Split Proposal, you are also expressly authorizing the Board of Directors to delay, not to proceed with and potentially abandon the Reverse Stock Split and Authorized Share Reduction if it should so decide, in its sole discretion, that such action or lack thereof is in the best interests of the Company and its stockholders.

Determination of the Final Ratio

The Board of Directors believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split and the Authorized Share Reduction would be implemented, if at all. We believe that the proposed Ratio Range provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Final Ratio to be selected by the Board of Directors will be not less than 1-for-2 or more than 1-for-30.

The selection of the specific Final Ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our Class A Common Stock on the NYSE;

●	the per share price of our Class A Common Stock immediately prior to the Reverse Stock Split;

●	the expected stability of the per share price of our Class A Common Stock following the Reverse Stock Split;

●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Class A Common Stock;

●	prevailing market conditions;

●	general economic conditions in our industry; and

●	our market capitalization before and after the Reverse Stock Split.

We believe that granting the Board of Directors the discretionary authority to set the Final Ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board of Directors chooses to implement the Reverse Stock Split and the Authorized Share Reduction, we will make a public announcement, prior to the effective time, additional details regarding the Reverse Stock Split and the Authorized Share Reduction, including the Final Ratio selected.

Effective Time of the Reverse Stock Split and the Authorized Share Reduction

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split and the Authorized Share Reduction would become effective, if at all, when the Certificate of Amendment is filed with the office of the Secretary of State of the State of Delaware or at the effective time set forth in the Certificate of Amendment. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction; provided, however, the implementation of such Certificate of Amendment shall be on or before the twelve-month anniversary of the Special Meeting.

Upon the effectiveness of the Certificate of Amendment, and without any further action on the part of the Company or our stockholders, the issued shares of Class A Common Stock held by stockholders of record as of the effective date of the Reverse Stock Split would be converted into a lesser number of shares of Class A Common Stock calculated in accordance with the Final Ratio, subject to minor adjustments for the treatment of fractional shares.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split, and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take any action to receive whole shares of post-Reverse Stock Split shares of Class A Common Stock because the exchange will be automatic.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split and the Authorized Share Reduction will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split and the Authorized Share Reduction other than the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment

If the Reverse Stock Split is effected, the par value per share of our Class A Common Stock would remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Class A Common Stock would be reduced in proportion to the size of the Final Ratio, and the additional paid-in-capital account would be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged. In addition, net income or loss per share would increase proportionally because there would be fewer shares of Class A Common Stock outstanding. Any Class A Common Stock held in treasury would also be reduced in proportion to the Final Ratio. We do not anticipate that any other material accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, would arise as a result of the Reverse Stock Split.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders of our Class A Common Stock. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Code, and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. Any such change could affect the continuing validity of this discussion.

This discussion does not address the tax consequences to U.S. holders that are subject to special tax rules, such as financial institutions, regulated investment companies, partnerships, dealers or traders in securities or currencies that use a mark-to-market method of accounting, tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons subject to alternative minimum taxes or the unearned income Medicare tax and persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address stockholders that are not U.S. holders (as defined below). This summary also assumes that the U.S. holder held the pre-Reverse Stock Split Class A Common Stock, and will hold the post-Reverse Stock Split Class A Common Stock, as a “capital asset” as defined in Section 1221 of the Code. All stockholders are urged to consult with their own tax advisors with respect to the U.S. federal tax consequences, as well as any state, local or non-U.S. tax consequences, of the Reverse Stock Split.

As used herein, the term “U.S. holder” means a holder that, for U.S. federal income tax purposes, is a beneficial owner of our Class A Common Stock and is:

●	a citizen or individual resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●	an estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

In general, the Reverse Stock Split should be treated as a tax-free recapitalization and no gain or loss should be recognized by a U.S. holder upon the exchange of pre-Reverse Stock Split Class A Common Stock for post-Reverse Stock Split Class A Common Stock, except with respect to cash received in lieu of a fractional share of Class A Common Stock, as discussed below. The aggregate tax basis of the post-Reverse Stock Split Class A Common Stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split Class A Common Stock exchanged in the Reverse Stock Split (excluding any portion of such basis that is allocated to any fractional share of Class A Common Stock). A U.S. holder’s holding period in the post-Reverse Stock Split Class A Common Stock should include the period during which the U.S. holder held the pre-Reverse Stock Split Class A Common Stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of Class A Common Stock in connection with the Reverse Stock Split. Instead, U.S. holders who would be entitled to receive fractional shares of Class A Common Stock because they hold a number of shares not evenly divisible by the Final Ratio will automatically be entitled to receive cash in lieu of a fractional share of Class A Common Stock that they would have otherwise been entitled to receive. A U.S. holder of Class A Common Stock that receives cash in lieu of a fractional share of Class A Common Stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis allocable to such fractional share of Class A Common Stock. Any such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of Class A Common Stock surrendered is longer than one year as of the effective date of the Reverse Stock Split. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

A U.S. holder of Class A Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service.

The tax treatment of a U.S. holder may vary depending upon the particular facts and circumstances of such stockholder. Each U.S. holder is urged to consult with its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Stock Split Proposal except to the extent of their ownership of shares of our Class A Common Stock. See “Beneficial Ownership of Securities.”

Vote Required

Pursuant to the Delaware General Corporation Law and our organizational documents, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Series A Preferred Stock entitled to vote on the proposal, voting together as a single class, is required to approve the Reverse Stock Split Proposal.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE REVERSE STOCK SPLIT PROPOSAL.

Beneficial Ownership of Securities

The following table sets forth information relating to the beneficial ownership of shares of our Class A Common Stock and Series A Preferred Stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A Common Stock or Series A Preferred Stock;

●	each of our directors, nominees and named executive officers; and

●	all directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including RSUs, options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Class A Common Stock is based on 263,323,074 shares of Class A Common Stock and 25,701,595 shares of Series A Preferred Stock outstanding as of March 16, 2023.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock or Series A Preferred Stock beneficially owned by them.

	Class A Common Stock		Series A Preferred Stock
	Number of Shares	% of Total Voting Power	Number of Shares	% of Total Voting Power
Directors and Executive Officers of MoneyLion
Diwakar (Dee) Choubey(1)(2)	23,529,117	8.9%	—	—
Richard (Rick) Correia(1)(3)	6,309,207	2.4%	—	—
Mark Torossian(1)(4)	42,554	*	—	—
Timmie (Tim) Hong(1)(5)	3,608,461	1.4%	—	—
Adam VanWagner(1)(6)	317,273	*	—	—
Dwight L. Bush(1)(7)	94,248	*	—	—
John Chrystal(1)(8)	760,131	*	—	—
Matt Derella(1)(9)	217,491	*	—	—
Jeffrey Gary(1)(10)	159,273	*	—	—
Lisa Gersh(1)(7)	94,248	*	—	—
Annette Nazareth(1)(7)	94,248	*	—	—
Michael Paull(1)(7)	94,248	*	—	—
Chris Sugden(1)(7)	94,248	*	—	—
All Directors and Executive Officers of MoneyLion as a Group (13 individuals)	35,414,747	13.4%	—	—
Five Percent Holders:
Rohit D’Souza(11)	24,587,275	9.3%	—	—
Fintech Collective(12)	18,735,926	7.1%	—	—
Edison Partners VIII, LP(13)	32,625,157	12.4%	—	—
StepStone(14)	23,371,457	8.9%	—	—
Canaan X L.P.(15)	—	—	2,907,369	11.3%
Canaan XI L.P.(16)	—	—	1,616,257	6.3%
Citi Ventures Inc.(17)	—	—	1,618,035	6.3%
F-Prime Capital Partners Tech Fund LP(18)	—	—	3,419,849	13.3%
Goldman Sachs PSI Global Holdings, LLC(19)	—	—	2,184,523	8.5%
GreatPoint Ventures Innovation Fund II, L.P.(20)	—	—	5,785,365	22.5%
MassMutual Ventures US II LLC(21)	—	—	1,618,036	6.3%

*	Less than one percent.

(1)	The business address of each of these stockholders is c/o MoneyLion Inc., 30 West 21st Street, 9th Floor, New York, NY 10010.

(2)	Includes (i) 14,247,167 shares of Class A Common Stock held directly by Mr. Choubey, (ii) 5,539,691 shares of Class A Common Stock which Mr. Choubey has the right to acquire through the exercise of vested options as well as RSUs and/or options vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan, (iii) 378,661 shares of Class A Common Stock held by Mr. Choubey’s spouse and (iv) 3,363,598 shares of Class A Common Stock held in trusts, the beneficiaries of which are members of Mr. Choubey’s family. Mr. Choubey disclaims beneficial ownership of all shares of Class A Common Stock held of record by such trusts.

(3)	Includes (i) 284,059 shares of Class A Common Stock held directly by Mr. Correia and (ii) 6,025,148 shares of Class A Common Stock which Mr. Correia has the right to acquire through the exercise of vested options as well as RSUs and/or options vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(4)	Includes (i) 29,746 shares of Class A Common Stock held directly by Mr. Torossian and (ii) 12,808 shares of Class A Common Stock which Mr. Torossian has the right to acquire through RSUs vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(5)	Includes (i) 111,656 shares of Class A Common Stock held directly by Mr. Hong and (ii) 3,496,805 shares of Class A Common Stock which Mr. Hong has the right to acquire through the exercise of vested options as well as RSUs and/or options vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(6)	Includes (i) 114,162 shares of Class A Common Stock held directly by Mr. VanWagner and (ii) 203,111 shares of Class A Common Stock which Mr. VanWagner has the right to acquire through the exercise of vested options as well as RSUs and/or options vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(7)	Includes (i) 90,262 shares of Class A Common Stock held directly by the stockholder and (ii) 3,986 shares of Class A Common Stock which the stockholder has the right to acquire through RSUs vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(8)	Includes (i) 340,262 shares of Class A Common Stock held directly by Mr. Chrystal and (ii) 419,869 shares of Class A Common Stock which Mr. Chrystal has the right to acquire through the exercise of vested options as well as RSUs and/or options vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(9)	Includes (i) 213,505 shares of Class A Common Stock held directly by Mr. Derella and (ii) 3,986 shares of Class A Common Stock which Mr. Derella has the right to acquire through RSUs vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(10)	Includes (i) 155,287 shares of Class A Common Stock held directly by Mr. Gary and (ii) 3,986 shares of Class A Common Stock which Mr. Gary has the right to acquire through RSUs vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(11)	Includes 21,300,039 shares of Class A Common Stock indirectly beneficially owned through RDS MoneyLion Holdings I, LLC, 1,582,433 shares of Class A Common Stock indirectly beneficially owned through Bear Creek Ventures, LLC and 1,704,803 shares of Class A Common Stock indirectly beneficially owned through Telluride Capital Ventures, LLC. The business address of Mr. D’Souza is 425 Park Ave S, New York, NY 10016.

(12)	Includes 6,434,611 shares of Class A Common Stock held by FinTech Collective II-AV LLC, 10,147,710 shares of Class A Common Stock held by FinTech Collective SL LLC and 2,153,605 shares of Class A Common Stock held by FinTech Collective W2 LLC. Based on the Schedule 13G/A filed on February 13, 2023, FinTech Collective Management LLC (“Fintech Collective”) acts as investment manager to, and exercises investment discretion with respect to the Class A Common Stock, directly owned by the accounts. The business address is 200 Park Avenue South, Suite 1611, New York, NY 10003.

(13)	Edison VIII GP LLC, a Delaware limited liability company, is the general partner of Edison Partners VIII, L.P. Christopher S. Sugden, a member of the Board of Directors, is the Managing Member of the general partner. The business address of Edison Partners and its general partner is: Edison Partners, 281 Witherspoon Street, Suite 300, Princeton, NJ 08540.

(14)	Includes 4,683,473 shares of Class A Common Stock held by AU Special Investments II, L.P., 5,346,643 shares of Class A Common Stock held by StepStone VC Global Partners VIII-A, L.P. (f/k/a Greenspring Global Partners VIII-A, L.P.), 350,618 shares of Class A Common Stock held by StepStone VC Global Partners VIII-C, L.P. (f/k/a Greenspring Global Partners VIII-C, L.P.), 12,039,727 shares of Class A Common Stock held by StepStone VC Opportunities IV, L.P. (f/k/a Greenspring Opportunities IV, L.P.) and 950,996 shares of Class A Common Stock held by StepStone SK Special, L.P. (f/k/a Greenspring SK Special, L.P.) (such shareholders collectively, “StepStone”). The address of each StepStone holder is 100 Painters Mill Road, Suite 700, Owings Mills, MD 21117-7306.

(15)	The address of Canaan X L.P. is 285 Riverside Ave, Suite 250, Westport, CT 06880-4805.

(16)	The address of Canaan XI L.P. is 285 Riverside Ave, Suite 250, Westport, CT 06880-4805.

(17)	The address of Citi Ventures Inc. is 388 Greenwich St Attn: Louis Valdich, New York, NY 10013-2362.

(18)	The address of F-Prime Capital Partners Tech Fund LP is One Main Street, Cambridge, MA 02142.

(19)	The address of Goldman Sachs PSI Global Holdings, LLC is 200 West Street, Fl 6, New York, NY 10282-2102.

(20)	The address of GreatPoint Ventures Innovation Fund II, L.P. is 400 N Michigan Ave Ste S1700, Chicago, IL 60611-4104.

(21)	The address of MassMutual Ventures US II LLC is 470 Atlantic Ave, Boston, MA 02210-2208.

Additional Information

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are MoneyLion stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) call (212) 300-9865 or direct your written request to our Investor Relations Department, at ir@moneylion.com or mail to: 30 West 21st Street, 9th Floor, New York, NY 10010. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written request to the address above, a separate copy of the Proxy Statement and Proxy Card to a stockholder at a shared address to which a single copy of the documents was delivered.

Stockholder Proposals to be Presented at the Next Annual Meeting

To be considered for inclusion in the proxy materials for the 2023 Annual Meeting of Stockholders, your proposal would have had to have been submitted in writing by December 30, 2022 to Adam VanWagner, Chief Legal Officer and Secretary at MoneyLion, 30 West 21st Street, 9th Floor, New York, New York 10010. Pursuant to our Amended and Restated Bylaws (as amended and restated from time to time, the “Bylaws”), in order for a stockholder to present a proposal at the 2023 Annual Meeting of Stockholders, other than proposals to be included in the Proxy Statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary of the Company, which would have had to have been received between February 15, 2023 and March 17, 2023; provided that if the date of the 2023 Annual Meeting of Stockholders is advanced more than 30 days prior to the first anniversary of the Annual Meeting or delayed more than 70 days after such anniversary date, then to be timely such notice must be delivered, or mailed and received, not later than the 90th day prior to the date of the 2023 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2023 Annual Meeting of Stockholders is first made by the Company. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Special Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Special Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

Available Information

Our website is www.moneylion.com.  Our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and any amendments to those forms, are available free of charge through our website (investors.moneylion.com) as soon as reasonably practicable after they are filed with or furnished to the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov.

Annex A

FORM OF

CERTIFICATE OF AMENDMENT TO

THE FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MONEYLION INC.

MoneyLion Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That the Board of Directors of the Corporation (the “Board”) has duly adopted resolutions (a) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment (the “Certificate of Amendment”) to the Fourth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) setting forth the proposed amendment to the Certificate of Incorporation and (b) declaring the Certificate of Amendment to be advisable and in the best interests of the Corporation and its stockholders in accordance with Section 242 of the DGCL.

SECOND: That upon the effectiveness of this Certificate of Amendment, the Certificate of Incorporation is hereby amended as follows:

Section 4(A)(1) of the Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

“(1) Classes of Stock; Reverse Stock Split. The total number of shares of stock that the Corporation shall have authority to issue is [__________], consisting of [__________] shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), and 200,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, (i) every [___________] shares of the Corporation’s Common Stock, either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any further action on the part of the Corporation or the respective holder thereof, be combined into one validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”); provided, however, that no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the New York Stock Exchange as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. The Reverse Stock Split shall occur whether or not any certificates representing such shares, if any, are surrendered to the Corporation or its transfer agent.”

SECOND: That thereafter, pursuant to resolution of the Board, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.

THIRD: The Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: That except as amended hereby, the provisions of the Corporation’s Certificate of Incorporation shall remain in full force and effect.

FIFTH: This Certificate of Amendment shall be effective as of [__________], 2023 at [__________] [a.m./p.m.].

* * * * *

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment on this [__________] day of [__________], 2023.

MONEYLION INC.

By:
Name:	[__________]
Title:	[__________]

MONEYLION INC. 30 West 21st Street, 9th Floor New York, New York 10010

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on           , 2023. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ML2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on           , 2023. Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MONEYLION INC.
The Board of Directors recommends you vote FOR Proposal 1:	For	Against	Abstain

1. To approve an amendment to the MoneyLion Inc. Fourth Amended and Restated Certificate of Incorporation to, at the discretion of the Board of Directors at any time on or prior to the twelve-month anniversary of the Special Meeting, effect (a) a reverse stock split with respect to the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), either issued and outstanding or held as treasury stock, at a ratio of not less than 1-for-2 and not greater than 1-for-30, with the final ratio within such ratio range to be determined at the discretion of the Board of Directors, and (b) a reduction in the number of authorized shares of Class A Common Stock by a corresponding proportion, in each case without further approval or authorization of the stockholders.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow and follow instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

MONEYLION INC.

Special Meeting of Stockholders

          , 2023            AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Adam VanWagner and John Chrystal, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock, par value $0.0001 per share, and Series A Convertible Preferred Stock, par value $0.0001 per share, of MONEYLION INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at           AM ET on           , 2023, via a live webcast at www.virtualshareholdermeeting.com/ML2023SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side